UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2005

STREICHER MOBILE FUELING, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 W. Cypress Creek Rd., Suite 580	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On December 6, 2005, Streicher Mobile Fueling, Inc. (the "Company") determined to extend the Warrant exercise period for its Redeemable Common Share Purchase Warrants (the “Shareholder Warrants”) from December 11, 2005 to December 27, 2005 and to lower the exercise price from $6.90 to $3.50 per share. The 1,150,000 Shareholder Warrants, which were previously extended on several occasions to prevent their expiration, were issued in the Company's initial public offering in December 1996. Also in connection with the offering, the Company granted to the underwriter for the offering an option to purchase 100,000 shares of common stock and 100,000 underwriter’s warrants (the "Underwriter's Option"). The extension of the exercise period for the Shareholder Warrants also extends the exercise period for the Underwriter's Option.

Each Shareholder Warrant will entitle the holder to purchase one share of Streicher common stock at an exercise price of $3.50 per share beginning on Tuesday, December 13, 2005, and ending at 5:00 p.m. (Eastern Standard Time) on Tuesday, December 27, 2005. With the adjustment to the exercise price and pursuant to the Underwriter's Option, the underwriter of the Company’s 1996 public offering or its assigns will be entitled to purchase 149,275 shares of common stock at $9.30 per share and to purchase 149,275 warrants at $0.19375 per warrant. The underwriter's warrants will then be exercisable to purchase the same number of shares of common stock at $9.30 per share. The Company previously filed a registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on August 20, 1999. The Form S-3 registered the subsequent resale of the shares of common stock underlying the Shareholder Warrants and the Underwriter's Option. The Board of Directors resolved there will be no further extensions of the exercise period for the Shareholder Warrants or the Underwriter’s Option.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

99.1	Press Release dated December 6, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREICHER MOBILE FUELING, INC.

Date: December 12, 2005	By:	/s/ Richard E. Gathright
Richard E. Gathright, President